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                                AMERIKING, INC.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                  DEC. 28, 1999 to                     DEC. 29, 1998 to
                                                                   DEC. 25, 2000                        DEC. 27, 1999
                                                             W/O PIK           With PIK           W/O PIK         With PIK
                                                            Dividends          Dividends          Dividends       Dividends
                                                           ------------       -----------         ----------      ----------
EARNINGS
Income (loss) before income taxes benefit                   (26,189,000)      (26,189,000)         2,152,000       2,152,000
Interest expense                                             21,906,000        21,906,000         20,470,000      20,470,000
Amortization of deffered financing costs                        922,000           922,000            801,000         801,000
Portion of rents representative of interest                   9,898,000         9,898,000          9,333,000       9,333,000
Preferred stock PIK dividends                                         -           621,000                  -         585,000
                                                           ------------       -----------         ----------      ----------
Total earnings                                                6,537,000         7,158,000         32,756,000      33,341,000
                                                           ------------       -----------         ----------      ----------
FIXED CHARGES
Interest expense                                             21,906,000        21,906,000         20,470,000      20,470,000
Amortization of deffered financing costs                        922,000           922,000            801,000         801,000
Portion of rents representative of interest                   9,898,000         9,898,000          9,333,000       9,333,000
Preferred stock PIK dividends                                         -           621,000                  -         585,000

Total Fixed Charges                                          32,726,000        33,347,000         30,604,000      31,189,000
                                                           ------------       -----------         ----------      ----------
RATIO OF EARNINGS TO FIXED CHARGES                                 0.20              0.21               1.07            1.07
                                                           ------------       -----------         ----------      ----------
INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                (26,189,000)      (26,189,000)               N/A             N/A
                                                           ------------       -----------         ----------      ----------
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